EXHIBIT 23.1

                                                               DELOITTE & TOUCHE


Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement on Form S-1 (Commission File No.: 333-60858) and in the Registration Statement on Form S-8 (Commission File No.: 333-49072) of Sentigen Holding Corp. and Subsidiaries of our report dated February 4, 2002 included in the Annual Report on Form 10-K of Sentigen Holding Corp. and Subsidiaries for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

March 29, 2002